Cohen & Steers, Inc. 280 Park Avenue New York, NY 10017-1216 Tel (212) 832-3232

Contact:

Francis C. Poli

Executive Vice President

General Counsel

Cohen & Steers, Inc.

Tel: (212) 446-9112

Cohen & Steers Funds Adjourn Special Joint Meetings of Stockholders

NEW YORK, NY, October 22, 2009 — Cohen & Steers Advantage Income Realty Fund, Inc. (NYSE:RLF), Cohen & Steers Premium Income Realty Fund, Inc. (NYSE:RPF), Cohen & Steers Quality Income Realty Fund, Inc. (NYSE:RQI), Cohen & Steers Worldwide Realty Income Fund, Inc. (NYSE:RWF), Cohen & Steers REIT and Utility Income Fund, Inc. (NYSE:RTU) and Cohen & Steers Select Utility Fund, Inc. (NYSE:UTF) announced today at the Special Joint Meetings of Stockholders (the “Meetings”) that the Meetings have been adjourned until 10:00 a.m., Eastern Standard Time, on Tuesday, November 24, 2009 at the offices of Cohen & Steers, 280 Park Avenue, New York, New York, 10017.

The Meetings were adjourned to allow additional time to solicit votes in connection with the proposals set forth in each fund’s proxy statement. To avoid additional solicitation costs to the funds, stockholders are strongly encouraged to vote. Stockholders of record as of July 30, 2009 may vote by visiting www.proxyvote.com, by calling toll-free 1-800-690-6903 or by returning your proxy cards.

If you should have any questions regarding the proposals, or require duplicate proxy materials, please contact Broadridge Investor Communication Solutions at 1-866-615-7265. Information is also available by clicking Closed-End Fund Proxy Update Center under Latest News at www.cohenandsteers.com.

About Cohen & Steers

Cohen & Steers is a manager of income-oriented equity portfolios specializing in U.S. and international real estate securities, large cap value stocks, listed infrastructure and utilities, and preferred securities. The company also manages alternative investment strategies such as hedged real estate securities portfolios and private real estate multimanager strategies for qualified investors. Headquartered in New York City, with offices in London, Brussels, Hong Kong and Seattle, Cohen & Steers serves individual and institutional investors through a broad range of investment vehicles.